                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


    We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our reports pertaining to Xoom.com, Inc. dated January 25, 1999, pertaining to Paralogic Corporation dated July 20, 1998, pertaining to Global Bridges Technologies, Inc. dated July 10, 1998, pertaining to Pagecount, Inc. dated July 7, 1998 (except for Note 6, as to which the date is July 24, 1998), pertaining to MightyMail Networks, Inc. dated June 4, 1999, and pertaining to Paralogic Software Corporation dated June 22, 1999, included in the Proxy Statement of Xoom.com, Inc. that is made a part of Amendment No. 3 to the Registration Statement (Form S-4 No. 333-82639) and Prospectus of NBC Internet, Inc. for the registration of 19,912,553 shares of its common stock.


                                          /s/ ERNST & YOUNG, LLP


Palo Alto, California
October 20, 1999